Exhibit 99.2

One Energy Plaza, Detroit, MI 48226-1221

Sept. 26, 2016

DTE Energy to purchase natural gas midstream assets

NEW ASSETS ENHANCE GAS MIDSTREAM PRESENCE IN THE APPALACHIA BASIN AND BRING COMPETITIVE RETURNS FOR SHAREHOLDERS

DETROIT, Mich. -- DTE Energy today announced it will purchase midstream natural gas assets in support of the company’s strategy to continue to grow and earn competitive returns for shareholders.
The agreement calls for DTE to purchase 100 percent of Appalachia Gathering System (AGS), located in Pennsylvania and West Virginia, and 40 percent of Stonewall Gas Gathering (SGG), in West Virginia, from M3 Midstream. In addition, DTE will purchase 15 percent of SGG from Vega Energy Partners. The combined purchase price for the assets to be acquired by DTE is $1.3 billion. These assets will become part of the DTE’s non-utility Gas Storage and Pipeline business which currently owns and manages a network of natural gas gathering, transmission and storage facilities serving the Midwest, Ontario and Northeast markets.
These assets gather natural gas produced in the Appalachia region and provide access to multiple markets, including the Great Lakes region, through interconnections with Columbia Gas Transmission, Texas Eastern Transmission and the NEXUS Gas Transmission project currently being developed by DTE and Spectra Energy. Demand for natural gas in the Great Lakes region is expected to increase significantly, driven by coal to gas conversions for electricity generation and economic growth. The low-cost natural gas supply from the Marcellus/Utica region is expected to serve this growth and displace higher cost alternatives.
“These transactions will significantly increase our midstream presence in the Appalachian basin,” said Gerry Anderson, CEO of DTE Energy. “The acquired assets are in a productive area of the Southwest Marcellus/Utica region and have expansion potential. These acquisitions align with DTE’s existing strengths in managing natural gas midstream assets.”
These transactions, expected to be completed in Q4 2016, will not materially change DTE’s current business mix.
“The decision to purchase these assets is consistent with DTE’s growth plans,” said Jerry Norcia, president and COO, DTE Energy. “These two systems are complementary to our current asset portfolio and will provide synergies over time.”
The new natural gas infrastructure will:

•	Complement our existing gas midstream business

•	Provide a foundation for new value creation with significant growth potential

•	Expand our footprint in the most prolific production region in the country spanning the heart of the SW Marcellus/Dry Utica

•	Provide solid economics underpinned by long term contracts and high quality reserves
Wells Fargo Securities, LLC has served as the exclusive financial advisor to DTE and Wells Fargo Bank NA has provided committed financing for the transaction.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com.

An analyst conference call is scheduled on this topic at the following date/time:
Tuesday, Sept. 27, 8 a.m.

Conference ID	2016982
International Toll:	913-312-1377
Participants US/CAN Toll Free:	800-341-3130

Participants dial in 5 – 10 minutes prior to start time

SOURCE: DTE Energy

For further information: Pete Ternes 313-235-9154

FORWARD-LOOKING STATEMENTS

Certain information presented herein includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration,” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact these forward-looking statements including, but not limited to, the following: the failure to consummate the transaction, the risk that we will not achieve expected synergies, the risk that the operations being acquired in the acquisition will not be successfully integrated or that such integration will take longer than expected, the risk that the operations being acquired will not perform as expected; and the risks discussed in our public filings with the Securities and Exchange Commission. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2015 Form 10-K and 2016 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy.

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